Exhibit 10.1

JOINT DEVELOPMENT STRATEGIC ALLIANCE
AGREEMENT TO AGREE

BY AND BETWEEN

GONZALEZ FAMILY OFFICE AND AFFILIATES

AND

GEO RESERVE CORPORATION

THIS JOINT DEVELOPMENT AGREEMENT, by and between GONZALEZ FAMILY OFFICE AND AFFILIATES, of West Palm Beach, Florida (“GFO”), and GEO RESERVE CORPORATION, a Delaware corporation (“GRC”), collectively the “Parties,” to develop oil and gas tax incentive projects, as follows:

WHEREAS, the Parties have had preliminary discussions relating to a potential business transaction[s] involving the Parties and/or any related entities, and/or the evaluation of prospective financing needs, business transactions, and/or other business activities or arrangements, hereinafter referred to as the “Business Activities” or “Project” or “Projects”, and

WHEREAS, GFO provides discrete services to a diverse clientele that are in need of professional engineered tax incentive programs, and

WHEREAS, GRC develops mineral rights through leasing, drilling and development of oil and gas properties, and

WHEREAS, the parties intend to jointly develop oil and gas tax incentive programs for GFO and clients of $100 Million + during 2017.

NOW THEREFORE, in consideration for the mutual promises herein contained, the parties agree as follows:

1.	GFO will assist GRC in originating, structuring, developing and managing tax incentive programs.

2.	GRC will reserve an inventory of $100 Million + of assets for the development of tax incentive programs, in amounts to be mutually agreed by the parties.

3.	GRC shall locate and evaluate oil and gas properties and develop project packages for the exploitation of said properties.

4.	The parties will jointly develop opportunities that will allow GFO to offer pass through tax benefits for its clientele.

5.	The tax programs will be structured in the form of limited liability companies (“LLCs”), wherein the GFO clients will own membership interests together with the parties herein. Said LLCs shall be designed to allow the flow through of tax credits to the GFO clientele, with the tax deductions to be allocated first to the clientele up to One Hundred (100%) percent of their basis.

6.	The profits for each LLC shall be allocated as follows:

a.	Seventy-five (75%) percent to the clientele until such time as the investor receives one hundred (100%) percent of their invested capital, and the remaining 25% to GRC.

b.	Once the clientele has recaptured its initial investment, the profits shall be allocated Fifty (50%) percent to the investor and Fifty (50%) percent to GRC.

7.	For its services, GFO shall receive from GRC appropriate cash professional fee and membership interest for each LLC structured in pursuance of this agreement.

8.	The initial term of this agreement shall be two (2) years, and at the end of such two-year term, this agreement will be renewed for an additional two-year period, unless either of the parties notifies the other party within thirty (30) days prior to the end of the initial term.

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9.	GFO shall develop oil and gas tax programs exclusively through GRC, and GRC shall reserve sufficient asset inventory to cover the program amounts allocated to GRC by GFO.

10.	GRC offers packages to third parties, but agrees to work exclusively with GFO for the creation and formation of tax programs.

11.	The parties agree and understand that each party may receive proprietary information from the other, and as such, each party shall protect the proprietary information of the other party from disclosure to third parties without the express written authorization by the party whose proprietary information is to be disclosed.

12.	All data, maps, reports, interpretations, records, agreements, and information pertaining to GRC projects or the project areas, and any other proprietary information of GRC which is generated, prepared or obtained by GRC or GFO, and any other information which GRC maintains on a confidential basis shall be and remain held strictly confidential by GFO and its successors and assigns, and will not be disclosed to any other person or entity.

13.	The above terms of confidentiality shall not apply to information which is in or may hereafter enter the public domain without breach of the provisions of this agreement. Also excluded shall be information which is in the possession of GFO prior to the time of such receipt from GRC, and information which may lawfully be received from a third party not a party hereto and without breach of the provisions of this agreement.

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14.	Throughout the term of this agreement, and any extensions or renewals, GFO shall not make use of any confidential information for GFO’s own purposes or for the benefit of any other person.

15.	The parties will first attempt to settle any dispute between them by mediation. Any dispute between the parties which is not settled by mediation within ninety (90) days of notification by one party to the other party, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The proceedings shall be held in Washington, DC under the auspices of the AAA.

16.	Neither Receiving Party, nor any third party they share the Confidential Information with, shall not (a) attempt in any manner to deal directly or indirectly in any manner with any of the Contact Persons or other individuals or companies related to any Projects including by having any part of or deriving any benefit from any Project or any aspect thereof, or (b) by-pass, compete, avoid, circumvent, or attempt to circumvent the Disclosing Party relative to any Projects, including utilizing any Confidential Information for any purpose other than evaluating the Project.

17.	This Agreement shall be governed by and interpreted under the laws of the District of Columbia, without giving effect to the choice of laws principles thereof, and may not be superseded, amended or modified except by written agreement executed by all the parties hereto.

18.	This Agreement constitutes the entire understanding between the Parties and supersedes all previous understandings, agreements, communications and representations, whether written or oral, concerning the treatment of Proprietary Information and other matters addressed herein.

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19.	This Agreement may be executed electronically by the Parties of record as named herein, and transmitted by email or facsimile, with multiple signed originals constituting one and the same Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of both Parties, effective as of the date first written above, with all facts represented herein by each Party to be true to the best of its knowledge.

GONZALEZ FAMILY OFFICE		GEO RESERVE CORPORATION

By:	/s/ Julio Gonzalez	By:	/s/ C C Colburn
	Julio Gonzalez		C C Colburn
Its:	Managing Partner/CEO	Its:	CEO 8/15/2017

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